AMENDMENT TO SCHEDULE II
                      DATED _______________________, 2007,
         OF CUSTODY AGREEMENT BETWEEN CAUSEWAY CAPITAL MANAGEMENT TRUST
                AND THE BANK OF NEW YORK, DATED OCTOBER 19, 2001

                                     SERIES

     Causeway International Value Fund; Tax Identification Number 23-3092639

      Causeway Emerging Markets Fund; Tax Identification Number 20-5901594




CAUSEWAY CAPITAL MANAGEMENT TRUST           THE BANK OF NEW YORK




By:                                          By:
   ---------------------------------            --------------------------------
Name:    Turner Swan                        Name:
Title:   President; Secretary               Title: